UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of principal executive offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2026 Notes Indenture and 2024 Convertible Notes Indenture

On February 13, 2018, Western Digital Corporation (“Western Digital”) announced that it closed its previously announced offerings of $2.3 billion aggregate principal amount of 4.750% senior notes due 2026 (the “2026 Notes”) and $1.0 billion aggregate principal amount of 1.50% convertible senior notes due 2024 (the “2024 Convertible Notes,” and together with the 2026 Notes, the “Notes”).

The 2026 Notes were issued pursuant to the indenture attached hereto as Exhibit 4.1, dated as of February 13, 2018 (the “2026 Notes Indenture”) among (i) Western Digital, (ii) HGST, Inc., WD Media, LLC, Western Digital (Fremont), LLC and Western Digital Technologies, Inc. (together, the “WD Guarantors”) and (iii) U.S. Bank National Association, as trustee (the “Trustee”).

The 2024 Convertible Notes were issued pursuant to the indenture attached hereto as Exhibit 4.2, dated as of February 13, 2018 (the “2024 Convertible Notes Indenture” and together with the “2026 Notes Indenture”, the “Indentures”) among Western Digital, the WD Guarantors and the Trustee.

The Indentures contain certain restrictive covenants that limit Western Digital and its subsidiaries’ ability to, among other things, consolidate, merge or sell all or substantially all of their assets; create liens; and incur, assume or guarantee additional indebtedness. These covenants are subject to a number of limitations and exceptions. The Indentures also contain customary events of default.

The above description of the Indentures is qualified in its entirety by reference to the complete text of the 2026 Notes Indenture and 2024 Convertible Notes Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Second Supplemental Indenture

The information set forth under Item 3.03 below is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “2026 Notes Indenture and 2024 Convertible Notes Indenture” and in Item 3.03 is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

On February 13, 2018, Western Digital announced that it had received, pursuant to its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 10.500% senior unsecured notes due 2024 (the “10.500% Notes”) and related consent solicitation, the requisite consents to adopt proposed amendments to the indenture, dated as of April 13, 2016, among Western Digital, the subsidiary guarantors party thereto and the Trustee (the “10.500% Notes Indenture”).

In conjunction with receiving the requisite consents, on February 13, 2018, Western Digital entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”), between Western Digital, the subsidiary guarantors party thereto and the Trustee, to the 10.500% Notes Indenture.

The Second Supplemental Indenture gives effect to the proposed amendments to the 10.500% Notes Indenture, which eliminate substantially all restrictive covenants and certain events of default and related provisions applicable to the 10.500% Notes.

The above description of the Second Supplemental Indenture is qualified in its entirety by reference to the complete text of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Closing of Notes Offerings

On February 13, 2018, Western Digital announced that it closed its previously announced offerings of the 2026 Notes and 2024 Convertible Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tender Offer Early Results

On February 13, 2018, Western Digital announced the early results of the Tender Offer.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture (including Form of 4.750% Senior Notes due 2026) dated as of February 13, 2018, among Western Digital Corporation; HGST, Inc., WD Media, LLC, Western Digital (Fremont), LLC and Western Digital Technologies, Inc., as guarantors; and U.S. Bank National Association, as trustee

4.2	Indenture (including Form of 1.50% Convertible Senior Notes due 2024) dated as of February 13, 2018, among Western Digital Corporation; HGST, Inc., WD Media, LLC, Western Digital (Fremont), LLC and Western Digital Technologies, Inc., as guarantors; and U.S. Bank National Association, as trustee

4.3	Second Supplemental Indenture, dated as of February 13, 2018, to the Indenture, dated as of April 13, 2016 among Western Digital Corporation, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in exhibit 5.1)

99.1	Press Release of Western Digital Corporation, dated February 13, 2018

99.2	Press Release of Western Digital Corporation, dated February 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: February 13, 2018	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary